EXHIBIT 10.1

             2008 AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT

     THIS 2008 AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT ("Amendment"), dated as of December 1, 2008 (the "Effective Date"), is made by JUSTICE INVESTORS, a California partnership (the "Partnership"), PORTSMOUTH SQUARE, INC., a California corporation ("Portsmouth" or "Managing General Partner"), EVEN CORPORATION, formerly known as "Evon Garage Corporation", a California corporation ("Evon" or "Co-General Partner") (Portsmouth and Evon, each a "General Partner" and collectively, the "General Partners"), and the parties listed on the signature pages of this Amendment (each a "Limited Partner" and collectively, the "Limited Partners") (the General Partners and the Limited Partners, each a "Partner" and collectively, the "Partners") (the Partnership and the Partners, each a "Party" and collectively, the "Parties").

                               RECITALS

     A. On July 10, 1967, certain Partners formed the Partnership by filing a Certificate of Limited Partnership with the Office of the Recorder of the City and County of San Francisco on July 10, 1967. The Partners are subject to that certain Limited Partnership Agreement dated July 10, 1967, as amended by that certain Amended Limited Partnership Agreement dated March 20, 1968, as amended by that certain Amended Limited Partnership Agreement dated January 1, 1979 ("1979 Restated Agreement"), as amended by that certain Amendment of Partnership Agreement dated as of June 27, 2005 ("2005 Amendment"). The Partners agree that the 1979 Restated Agreement, as amended by the 2005 Amendment (collectively, the "Partnership Agreement") is the operative document of the Partnership.

     B. In or around 1983, Justice Enterprises, Inc., which was one of the two original general partners, withdrew as a general partner and Evon was made a general partner with Portsmouth. Evon has been acting as the Managing General Partner of the Partnership, and Portsmouth has been acting as the other General Partner.

     C. The Partnership is the owner of that certain real property located at 750 Kearny Street, San Francisco, California (the "Property"), on which a hotel (the "Hotel") and a garage (the "Garage") are located. The Hotel is currently managed by Prism Hospitality, L.P., a Texas limited partnership ("Prism") pursuant to that certain Management Agreement dated as of February 2, 2007, by and between the Partnership and Prism (the "Hotel Management Agreement"). The persons operating the Hotel are employees of a subsidiary of the Partnership. The Garage is currently managed by Ace Parking Management, Inc. ("Ace") pursuant to that certain Parking Facility Management Agreement dated as of September, 1, 2005, by and between Evon and Ace, which was assigned to the Partnership as of July 1, 2008 (the "Garage Management Agreement"). The Partnership also leases portions of the Property to various tenants. These tenants include the Chinese Cultural Center, a spa and various antennae on the roof of the Hotel.

     D. The General Partners have determined that it will be beneficial to the Partnership to modify the powers and duties of the General Partners so that Portsmouth takes on Evon's former role as Managing General Partner and

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Evon takes on Portsmouth's former role as the other General Partner.  The
General Partners have therefore recommended to the Limited Partners that the Partnership Agreement be amended to modify the management roles and compensation of the General Partners.

     E. The Partners desire to amend the Partnership Agreement pursuant to the terms and conditions of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual provisions contained in this Amendment, the Parties agree as follows:

                                 AGREEMENT

     1. Managing General Partner; Co-General Partner. The Partnership has two General Partners. Notwithstanding any contrary language in any prior Partnership agreements, as of the Effective Date, the Managing General Partner is Portsmouth (the "Managing General Partner") and the other General Partner is Evon (the "Co-General Partner").

     2. Partnership Office. Each General Partner shall have access to the office of the Partnership located at 750 Kearny Street, Room 502, San Francisco, California 94108 ("Partnership Office") and the Property. The furniture, fixtures, and equipment currently located at the Partnership Office shall remain the property of the Partnership. At the sole cost of the Partnership, each General Partner shall be provided with a computer terminal, desk, file space, access to all Partnership office equipment, and incidental assistance from the Partnership clerical staff as may be necessary to assist such General Partner in the performance of such General Partner's duties.

     3. Removal of a General Partner. A General Partner may be removed only upon the consent of at least seventy-five percent (75%) of the interests of the Limited Partners.

     4. Amendment of Partnership Agreement. Amendments to the Partnership Agreement may be made only upon the consent of the General Partners and at least seventy five percent (75%) of the interests of the Limited Partners.

     5. Purpose of Partnership. Paragraph 4 of the Partnership Agreement is hereby repealed and replaced with the following Paragraph 4:

         4. Business of the Partnership. The business of the Partnership is limited to the acquisition, development, management, operation, leasing and sale of the real property commonly known as the Hilton San Francisco Financial District in the City and County of San Francisco, California. A description of said property is attached hereto, marked Exhibit "A", and made a part hereof. The Partnership shall not engage in any other business or activity which is not directly or indirectly related to such primary purpose.

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     6.  Powers and Duties of the Partners.  Paragraph 9 of the Partnership
Agreement is hereby repealed and replaced with the following Paragraph 9:

         9.  Powers and Duties of the Partners.

         9.1 Powers and Duties of the Managing General Partner. The Managing General Partner shall devote such time to the Partnership as shall be necessary to conduct the Partnership business. Subject to the remaining provisions of this Agreement, the Managing General Partner shall be responsible for the management of the Partnership business and shall have all rights, powers and duties generally conferred by law or necessary, advisable or consistent in connection therewith, or in connection with the business of the Partnership. Without limiting the foregoing, and subject to any restrictions set forth in this Agreement (including, without limitation, any consulting and participation rights of Evon as set forth in subparagraph 9.3, the approval rights of Evon as set forth in subparagraph 9.4, and the requirements of subparagraph 9.5 as to the asset manager, the Managing General Partner shall have the following rights and obligations:

         9.1.1 Expenditures. To expend the capital and revenues of the Partnership in furtherance of the Partnership business, in accordance with the budget approved by both General Partners.

         9.1.2 Agreements and Other Documents. To enter into and carry out agreements of any kind and to do any and all other acts and things necessary, proper or convenient to carry out the Partnership purpose; and to prepare, execute, acknowledge, record, file and/or deliver any and all reports, instruments or documents and to take all actions, required or deemed necessary, reasonable or desirable by the Managing General Partner to effectuate any of the foregoing, to comply with requirements of applicable law or to comply with the provisions of this Agreement.

         9.1.3 Insurance. To acquire and enter into any contract of insurance of any type which the Managing General Partner deems necessary or desirable for the protection of the Partnership, for the conversion of its assets, for compliance with loan covenants made by the Partnership, or for any purpose convenient or beneficial to the Partnership.

         9.1.4 Employment of Personnel. To employ or engage persons in the operation and management of the Partnership business or assets, including but not limited to supervisory managing agents, building contractors, engineers, appraisers, insurance brokers, real estate brokers and loan brokers, on such terms and for such compensation as the Managing General Partner shall determine.

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         9.1.5  Investments.  To invest Partnership cash or, pending other investment in furtherance of the Partnership's purpose, the proceeds derived from the sale of Partnership interests, in United States Treasury obligations, prime quality commercial paper, certificates of deposit, deposit or other obligations of insured commercial banks, savings banks or savings and loan associations, or in any other similar interim investments; provided that such investments are generally considered to be safe, cash-equivalent liquid investments. Partnership funds shall not be used to make any speculative investments or purchase any equity interests.

         9.1.7 Partnership Expenses. To pay Partnership expenses (including expenses in connection with an audit or review of Partnership tax returns or a Partnership matter in a Partner's tax return) and to make all decisions relative to Partnership accounting, including without limitation, determining the source of Partnership Disbursements, and whether disbursements are to be made from Partnership operating income or from some other source such as Partnership reserves, proceeds from the sale of Partnership interests, or proceeds from the sale or refinancing of Partnership property.

         9.1.8 Reimbursable Expenses. To be reimbursed by, or to charge, the Partnership for reasonable expenses incurred by the Managing General Partner on behalf of the Partnership, provided such expenses were included in the approved budget or are otherwise approved by the Co-General Partner. The Managing General Partner will endeavor to have such Partnership expenses billed directly to the Partnership whenever feasible. The foregoing notwithstanding, the Managing General Partner shall not charge to the Partnership, and shall reimburse the Partnership for, any legal, accounting or other costs incurred by the Managing General Partner or the Partnership due to requirements of the Managing General Partner (including but not limited to costs related to the public reporting and/or Sarbanes-Oxley requirements applicable to the Managing General Partner), but only to the extent those costs exceed the costs that would be incurred by the Partnership if the Managing General Partner had no such requirements.

         9.2 Duty to Cooperate with Co-General Partner. In addition to its other obligations, the Managing General Partner shall inform and coordinate with the Co-General Partner as follows:

         9.2.1 Information. The Managing General Partner has the obligation to inform Co-General Partner of all significant operational matters concerning the Partnership and the Property with enough time and sufficient detail to permit Co-General Partner to carry out and perform Co-General Partner's fiduciary duties as a General Partner. Specifically, and not by way of limitation, the Managing General Partner, directly or by direction to the Asset Manager (a) will prepare and deliver to Co-General Partner notices of any of the

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         matters set forth in subparagraph 9.4 (Decisions of Both General
         Partners) or joint decisions identified in subparagraph 9.5 (Asset Manager) within a reasonable time after learning of a matter requiring a joint decision; (b) will provide Co-General Partner with timely and thorough copies of any reports received by the Managing General Partner about Hotel and Garage operations, including, without limitation, the results of audits, auditor's recommendation letters, financial projections, hotel management reports, proposed budgets, significant proposals to change a budget that has been previously adopted, materials prepared for meetings with the Managing General Partner, notices by any governmental entity, and any legal notices, which reports shall include the same level of detail as the reports that have been made available to the Managing General Partner; (c) will provide the Co-General Partner with complete copies of any written materials that Managing General Partner prepares concerning the Hotel and Garage operations, including meeting agendas and materials; (d) upon request by Co-General Partner, will prepare and deliver to Co-General Partner reports concerning the Partnership, the Property and the operations of the Hotel and Garage within a reasonable time after such request; and (e) upon request by the Co-General Partner, will facilitate Co-General Partner's access to senior staff of the Hotel and Garage within a reasonable time after such request.

         9.2.2 Meetings. The Managing General Partner shall meet with the Co-General Partner on at least a quarterly basis. The Managing General Partner and the Co-General Partner shall set a schedule of regular meeting to facilitate the Co-General Partner's participation in management decisions which shall include, without limitation, decisions concerning budgets (including forecasts and other budget updates) and capital improvements. The Managing General Partner will provide the Co-General Partner with reasonable advance notice of any meeting with the Asset Manager or the managers or operators of the Hotel and Garage, to the extent that those meetings relate to a change in senior staff of the Hotel or Garage or a material change
         (a) in Hotel or Garage operations or (b) in the use or management of the Property.

         9.3 Powers and Duties of the Co-General Partner. The Co-General Partner shall devote such time to the Partnership as shall be necessary to conduct the Partnership business. The Co-General Partner shall consult with the Managing General Partner and participate in decisions that require the consent of both General Partners, which are listed below in subparagraphs 9.4 and, as applicable, 9.5. Without limiting the foregoing, and subject to the Managing General Partner's primary responsibility for the management of the Partnership's business, the Co-General Partner has the following obligations and express rights, as applicable, to participate in the following activities of the Partnership:

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         9.3.1.  Documents.  When required by the Partnership Agreement or applicable law, the Co-General Partner shall execute and deliver partnership documents on behalf of the Partnership in a timely fashion.

         9.3.2 Service Providers. The Co-General Partner has the right to participate (through oversight and consultation) in supervising and evaluating the work of all persons necessary to provide services for the management and operation of the Hotel and Garage and, as set forth in subparagraphs 9.4.1 below, to participate in making decisions concerning the employment of senior Hotel and Garage staff.

         9.3.3 Reports. The Co-General Partner shall have the right to participate (through oversight and consultation) in preparing or causing to be prepared all reports to be provided to the Partners or lenders on a monthly, quarterly, or annual basis consistent with the requirements of this Agreement.

         9.3.4 Coordination. The Co-General Partner shall have the right to participate (through oversight and consultation) in coordinating all present and future development, construction, or rehabilitation of the Property.

         9.3.5 Compliance. The Co-General Partner shall have the right to assist the Managing General Partner in monitoring compliance with all government regulations and files and to assist in supervising the filing of all required documents with government agencies in a timely fashion.

         9.3.6 Communications with Managers. Except as prohibited or otherwise restricted by the Hotel Management Agreement, the Garage Management Agreement, other written agreements between the Partnership and a manager or lessee of a portion of the Property or of the business of the Partnership and any and all successor agreements, the Co-General Partner shall have the right to communicate directly with senior staff of the Hotel and Garage and to request and to receive the same information from such persons as is provided by them to the Managing General Partner.

         9.3.7 Reimbursable Expenses. To be reimbursed by, or to charge, the Partnership for reasonable expenses incurred by the Co-General Partner on behalf of the Partnership, provided such expenses were included in the approved budget or are otherwise approved by the Managing General Partner. The Co-General Partner will endeavor to have such Partnership expenses billed directly to the Partnership whenever feasible. The foregoing notwithstanding, the Co-General Partner shall not charge to the Partnership, and shall reimburse the Partnership for, any legal, accounting or other costs incurred by the Co-General Partner or the Partnership due to requirements of the Co-General Partner, but only to the extent those costs exceed the costs that would be incurred by the Partnership if the Co-General Partner had no such requirements.

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         9.4  Decisions of Both General Partners.  Notwithstanding any other provision of this Agreement to the contrary, the following matters, as well as any joint decisions related to the Asset Manager identified in subparagraph 9.5, require the approval of both the Managing General Partner and the Co-General Partner in a timely fashion:

         9.4.1 Senior Hotel and Garage Managers. To determine the duties of, to engage, to retain, and/or to terminate the employment of the Hotel's General Manager and the Garage's senior manager;

         9.4.2 Hotel and Garage Agreements. To enter into, amend or terminate the Hotel Management Agreement or Garage Management Agreement and any subsequent management agreements relating to the Hotel and Garage;

         9.4.3 Leasing Decisions. To enter into, amend or terminate any lease of any portion of the Property;

         9.4.4 Legal Matters. To initiate or undertake any legal action, to confess any judgment against the Partnership or to settle any legal matter for an amount in excess of ten thousand dollars ($10,000.00);

         9.4.5 New Partners. To admit any person as a General Partner or a Limited Partner, except as permitted by Paragraph 17 of this Agreement;

         9.4.6  Bankruptcy, Etc.   To file a bankruptcy case, to execute or
         deliver any assignment for the benefit of the creditors of the Partnership, or otherwise take any act or action to seek protection from the Partnership's creditors;

         9.4.7 Transfer of General Partner Interest. To transfer a General Partner's interest as the General Partner in the Partnership, except as permitted in this Agreement;

         9.4.8 Borrowing. To borrow money from any lender, including any Partner; to mortgage or subject to any other security device any portion of the Property or any other property of the Partnership; to obtain replacements of any mortgage or other security device; and to prepay in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing on such terms, in such amounts and by such means identified in such security devices or modifications thereto;

         9.4.9 Appraisals. To approve the draft of any appraisal of the Partnership or the Property;

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         9.4.10  Budgets.  To approve the annual budgets for the Hotel, the
         Garage and the Partnership, including, without limitation, capital improvements, reserves and partnership distributions, insurance coverage, material contracts and expenditures, and engagement of consultants, and any revisions or reforecasts thereto;

         9.4.11 Reserves and Distributions. To establish cash reserves for contingencies and to make distributions of Partnership income in accordance with Paragraph 13 of the Partnership Agreement, provided, however, that the General Partners may jointly elect not to make a distribution in any calendar quarter if they reasonably determine that by doing so the Partnership would not be able to maintain adequate reserves;

         9.4.12 Development, Construction or Rehabilitation. To approve major decisions concerning the present or future development, construction or rehabilitation of the Property;

         9.4.13 Non-Recurring Expenditures. To approve any non-recurring expenditure or contract in excess of twenty thousand dollars ($20,000);

         9.4.14 Modifications. To approve any modification of a non-recurring expenditure or contract in excess of ten thousand dollars ($10,000); and

         9.4.15 Tax Elections. To make elections (or revocations thereof) under federal or state tax law.

         9.5 Asset Manager. The Partners agree as follows with respect to the asset manager engaged by the Partnership to oversee the Property and the day-to-day operations of the Partnership (including any service providers engaged in the future to perform any of the functions currently being performed by the Asset Manager) (the "Asset Manager"):

         9.5.1  Partnership Employee.   The Asset Manager will be employed by
         the Partnership, rather than by either of the General Partners, and may not be an employee or director of either of the General Partners unless the other General Partner gives its consent.

         9.5.2 Employment of Asset Manager. The Managing General Partner will be responsible for interviewing candidates, negotiating and recommending compensation agreements and employment terms commensurate with the Asset Manager's job description and with industry standards, and for making recommendations as to hiring and compensation decisions. Decisions to determine or change the duties or compensation of, to engage, to retain, and/or to terminate the employment of the Asset Manager will be made by mutual consent of both General Partners. The General Partners have agreed to hire Geoffrey M. Palermo as the initial Asset Manager on such terms and for such compensation as the General Partners shall jointly determine.

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         9.5.3  Supervision and Evaluation.  The Managing General Partner
         shall have the obligation to supervise and evaluate the work of the Partnership's Asset Manager, and the Co-General Partner shall have the right to assist the Managing General Partner in such supervision and evaluation.

         9.5.4 Communication with Co-General Partner. The Co-General Partner shall have the right to communicate directly with the Asset Manager and to receive the same information from the Asset Manager as is provided by the Asset Manager to the Managing General Partner.

         9.6 Management Decisions. With respect to the management, conduct and operation of the Partnership business, and subject to the exceptions set forth in subparagraph 9.4 (Decisions of Both General Partners) and, as applicable, subparagraph 9.5 (Asset Manager), the decisions of the Managing General Partner shall prevail.

     7. General Partner Compensation. Paragraph 10 of the 1979 Restated Agreement is hereby repealed and replaced with the following Paragraph 10:

         10.The General Partners shall be entitled to receive reasonable compensation for services rendered to the Partnership consistent with past practices. The General Partners are hereby authorized to enter into a Compensation Agreement for the purpose of setting the compensation that the General Partners shall be entitled to receive. The Compensation Agreement may be amended, modified and restated by agreement of the General Partners. In the event that there is only one (1) General Partner, the Compensation Agreement may be amended only with approval of at least seventy-five percent (75.0 %) of the interests of the Limited Partners.

     8. Resolution of Disputes. Paragraph 11 of the Partnership Agreement is hereby repealed and replaced with the following Paragraph 11:

         11.  Resolution of Disputes.

         11.1 Mediation. If a dispute, controversy or claim: (i) occurs, in law or in equity; (ii) involves any of the Parties; and (iii) arises under, out of, in connection with, or in relation to the Partnership, the Property, this Agreement, any amendments to this Agreement or a breach of this Agreement, the disputing Parties agree first to try in good faith to settle the dispute by mediation under the mediation rules of JAMS or its successor organization before resorting to arbitration. The disputing Parties agree that mediation shall be completed within thirty (30) days of a notification of a dispute, unless otherwise agreed by such Parties in writing.

         11.2 Arbitration of Disputes. If the mediation provided by subparagraph 11.1 (Mediation) under the time period provided under subparagraph 11.1 (Mediation) does not resolve the dispute, the disputing Parties agree that neutral binding arbitration shall

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         decide and settle such dispute.  The disputing Parties agree to hold the arbitration in San Francisco, California, and to follow the rules then applicable of JAMS or its successor organization. The disputing Parties agree that the arbitration shall be completed within one hundred twenty (120) days of the completion of the mediation under subparagraph 11.1 (Mediation).

         11.2.1 Selection of Arbitrators. The disputing Parties shall select one (1) neutral arbitrator in accordance with the rules of JAMS. The arbitrator shall have significant experience in commercial real estate and management matters.

         11.2.2 Decision of Arbitrator. The disputing Parties shall have a mandatory pre-hearing document exchange. The arbitrator shall issue a written decision which does not need to be a reasoned award. The decision in writing of the arbitrator shall be final and binding on each and all of the Parties. Judgment may be entered on such award in any court having jurisdiction thereof.

         11.3 Injunctive Relief and Remedies to Enforce Arbitration and Mediation. The Parties recognize that each Party will have no adequate remedy at law for breach by any of the other Party of any of the agreements contained in this Agreement and, in the event of any such breach, the Parties agree and consent that any of the other Parties shall be entitled to a judicial decree of specific performance, mandamus or other appropriate remedy to enforce this Agreement. The filing of a judicial action to enable the recording of a notice of pending action, order of attachment, receivership, injunction or other provisional remedy, shall not constitute a waiver of the right to mediate or arbitrate under this Agreement.
         In no event shall a Party have the right to demand mediation or arbitration after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to mediate or arbitrate shall be specifically enforceable under the prevailing mediation and arbitration laws.

         11.4 Legal Fees and Costs. Notwithstanding any contrary language in any prior documents relating to the management and operations of the Partnership or the compensation of the Partnership's General Partners, any legal fees and costs arising out of any dispute, controversy or claim of the type described in subparagraph 11.1 above shall be borne by the party that incurred such fees and costs.

     9. Limited Partnership Interest Transfers. Paragraph 17 of the Partnership Agreement is hereby repealed and replaced with the following Paragraph 17:

         17. Limited Partnership Interest Transfers. The interest of a Limited Partner is transferable (including transfers to a Permitted Transferee) only with the consent of both General Partners, which

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         consent shall not be unreasonably withheld.  For purposes of this
         Paragraph 17, a "Permitted Transferee" is: (i) the spouse or member of the family of the Limited Partner; (ii) a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Limited Partner, the spouse of the Limited Partner or members of the family of the Limited Partner; or
         (iii) a trust for the benefit of the Limited Partner.

         17.1 Representations by Portsmouth and Proposed Transferee. When any transfer of a Limited Partner interest is proposed (other than a transfer to a Permitted Transferee), Portsmouth and the Proposed Transferee each shall separately provide the Partnership and Evon with affirmative written representations (a) that to the knowledge of the party making the representation, the proposed transferee is not an Affiliate of Portsmouth (b) that the party making the representation has not entered into and it does not presently intend to enter into any agreement by which such interest will be transferred to Portsmouth, or an Affiliate of Portsmouth, and (c) that the party making the representation is not aware of any other reason that the proposed transfer reasonably could result in a Material Reassessment of the Property. For purposes of this Paragraph 17, an "Affiliate" of Portsmouth is any party that is 50% or more owned by Portsmouth or any Affiliate of Portsmouth.

         17.2 Withholding Consent. Within ten business (10) days after Portsmouth and the Proposed Transferee have delivered the written representation described in Paragraph 17.1, either General Partner may withhold consent to a proposed transfer of a Limited Partner interest. The non-consenting General Partner shall provide, at the time such consent is withheld, a written explanation to the other General Partner specifying in reasonable detail (including specific citations to applicable legal authority and factual evidence) the reasons why consent was withheld. The written explanation will also include any specific information that the non-consenting General Partner reasonably needs in order to provide its approval. The withholding of consent is not unreasonable if the objecting General Partner reasonably believes that the proposed transfer would materially harm the Partnership or the Property or if the proposed transfer reasonably could result in a Material Reassessment of the Property. "Material Reassessment of the Property" shall mean that as a result of the proposed transfer, the Property is subject to reassessment and that such reassessment would result in a material increase in property taxes assessed against the Property that are payable by the Partnership in any year or years.

         17.3 Material Reassessment Risk. If a General Partner withholds consent to a proposed transfer on grounds that a Material Reassessment of the Property reasonably could result, the refusal of such General Partner to consent to the proposed transfer shall be reasonable unless the proposed transferee or the other General

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         Partner has provided to the objecting General Partner written materials (including specific citations to applicable legal authority and factual evidence) reasonably satisfactory to the objecting General Partner demonstrating that the proposed transfer will not result in a Material Reassessment of the Property. In the event that such written materials are delivered to the objecting General Partner, the consent of the objecting General Partner shall be presumed to have been given unless, within ten business (10) days after receipt of such written materials, the objecting General Partner notifies the other General Partner of its continuing objection. In such event, either General Partner may pursue dispute resolution as provided in Paragraph 11 of the Partnership Agreement.

         17.4  New Partners to Be Bound by Partnership Agreement.
         Notwithstanding any other provision in the Partnership Agreement, a transferee shall be admitted as a Limited Partner only upon the transferee's agreement to being bound by the terms of this Partnership Agreement.

         17.5 Assignment of Distribution Rights. Notwithstanding any other provision in the Partnership Agreement, each Limited Partner shall have the right to assign his, her or its right to distributions from the partnership.

         17.6 Examination Rights. Each Partner shall have the right to examine the books and records of the Partnership upon reasonable notice to the General Partners.

     10. Partnership Interests. Updated schedules of the percentage ownership interests of all Partners are attached hereto as Exhibit B, replacing Exhibit B to the 1979 Restated Agreement and Exhibits A, B and C to the 2005 Amendment.

     11. Conflict Between Documents. In the event of a conflict between the Partnership Agreement and this Amendment, the Partners agree that this Amendment shall control.

     12. Partnership Documents.   Except as expressly set forth herein, all
provisions of the Partnership Agreement remain in full force and effect.   The
General Partners Compensation Agreement dated as of February 23, 2006, has been replaced as of the Effective Date by the General Partners Compensation Agreement of even date herewith.

     IN WITNESS WHEREOF, the Partners have caused this Amendment to be executed as of the Effective Date.


"MANAGING GENERAL PARTNER"                      "CO-GENERAL PARTNER"

PORTSMOUTH SQUARE, INC.                         EVON CORPORATION
a California corporation                        a California corporation

By: /s/ Michael G. Zybala                       By: /s/ Charles H. Evans, Jr.
    ---------------------                           -------------------------
    MICHAEL G. ZYBALA,                              CHARLES H. EVANS, JR.,
    Vice President                                  Chairman of the Board

                                                By: /s/ Roger A. Smith
                                                    -------------------------
                                                    ROGER A. SMITH,
                                                    Secretary

                                    12


[Exhibits and limited partner signature pages omitted]